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                                                                     EXHIBIT 4.2

                                 CONCEPTUS, INC.
                EMPLOYMENT COMMENCEMENT NONSTATUTORY STOCK OPTION

     THIS EMPLOYMENT COMMENCEMENT NONSTATUTORY STOCK OPTION (the "Agreement"), dated as of April 5, 2004, is made by and between Conceptus, Inc., a Delaware corporation (the "Company"), and Ulric Cote III, an employee of the Company (the "Optionee").

     WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the nonstatutory stock option provided for herein (the "Option") to Optionee in connection with his initial commencement of employment with the Company and that such grant is an essential inducement to Optionee's commencing employment with the Company as its Vice President, Sales.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Definitions.

          (a) "Acquisition" means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, or (ii) a sale of all or substantially all of the assets of the Company.

          (b) "Administrator" means the Board or a committee of the Board designated by the Board as being responsible for conducting the general administration of this Option, as applicable.

          (c)  "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

          (e) "Common Stock" means the Common Stock of the Company, par value $0.003 per share.

          (f)  "Company" means Conceptus, Inc., a Delaware corporation.

          (g) "Consultant" means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

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          (h)  "Director" means a member of the Board.

          (i) "Employee" means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

          (k) "Fair Market Value" means, as of any date, the value of a share of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the last market trading day prior to the day of determination; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (l) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (m) "Parent" means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (n) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

          (o)  "Service Provider" means an Employee, Director or Consultant.

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          (p)  "Share" means a share of Common Stock, as adjusted in accordance with Section 10 below.

          (q) "Subsidiary" means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2. Grant of Option. In consideration of Optionee's agreement to render services to the Company and for other good and valuable consideration, the Company grants to Optionee an Option to purchase the Common Stock (the "Shares") set forth below, at the exercise price set forth below (the "Exercise Price"), subject to the terms and conditions of this Agreement. The terms of Optionee's grant are set forth below:

     Date of Grant:                                        April 5, 2004

     Vesting Commencement Date:                            April 5, 2004

     Exercise Price per Share:                             $12.74

     Total Number of Shares Granted:                       125,000

     Total Exercise Price:                                 $1,592,500

     Term/Expiration Date:                                 April 4, 2014

     This Option is a nonstatutory stock option and is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     3. Exercise and Vesting Schedule. The Shares subject to this Option shall vest and become exercisable according to the following schedule:

     12.5% of the Shares subject to this Option shall vest and become exercisable upon Optionee's completion of six (6) months of service as a Service Provider measured from the Vesting Commencement Date, and 1/48th of the Shares subject to this Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates.

     For purposes of this Agreement, Shares subject to this Option shall vest and become exercisable based on Optionee's continuous status as a Service Provider.

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     4.   Exercise of Option.

          (a)  Right to Exercise.

               (i) This Option shall become exercisable cumulatively according to the vesting schedule set out in Section 3 above.

               (ii) This Option may not be exercised for a fraction of a Share.

               (iii) In the event of Optionee's death, disability or other termination of Optionee's continuous status as an Employee or Consultant, the exercisability of this Option is governed by Sections 7, 8, 9 and 10 below.

               (iv) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 2 above.

          (b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by Optionee and delivered to the President, the Chief Financial Officer or Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, including payment of any applicable withholding tax. This Option shall be deemed to be exercised upon receipt by the Company of such fully-executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any applicable withholding tax, which may be paid by the withholding of shares otherwise issuable upon exercise having a Fair Market Value equal to the statutory minimum amount required to be withheld.

     5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

          (a)  cash,

          (b)  check,

          (c) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised,

          (d) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof,

          (e) property of any kind which constitutes good and valuable consideration,

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          (f)  with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale, or

          (g) with the consent of the Administrator, any combination of the foregoing methods of payment.

     6. Restrictions on Exercise. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the Nasdaq Stock Market or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date this Option is exercised with respect to such Exercised Shares. As a condition to the exercise of this Option, the Company may require the person exercising this Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     7. Termination of Relationship. In the event the Optionee ceases to be a Service Provider (other than by reason of Optionee's death or the total and permanent disability of Optionee as defined in Code Section 22(e)(3)), Optionee may exercise this Option to the extent this Option was vested at the date on which Optionee's status as Service Provider terminates, but only within three
(3) months from such date (and in no event later than the expiration date of the term of this Option as set forth in Section 2). To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

     8. Disability of Optionee. In the event the Optionee ceases to be a Service Provider as a result of Optionee's total and permanent disability as defined in Code Section 22(e)(3), Optionee may exercise this Option for a period of twelve (12) months following termination of Optionee's status as a Service Provider by reason of disability (but in no event later than the expiration date of the term of this Option as set forth in Section 2). To the extent that Optionee was not entitled to exercise this Option in this period, or if Optionee does not exercise this Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

     9. Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised, but only to the extent that the Option is vested on the date of death, for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to this entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option. The Option may be exercised by the

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executor or administrator of the Optionee's estate or, if none, by the person(s)
entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate.

     10.  Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

          (a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

               (i) the number and kind of shares of Common Stock (or other securities or property) subject to this Option; and

               (ii) the Exercise Price.

          (b) In the event of any transaction or event described in Section 10(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or to facilitate such transaction or event:

               (i) To provide for either the purchase of the Option for an amount of cash equal to the amount that could have been obtained upon the exercise of this Option or realization of the Optionee's rights had this Option been currently exercisable or fully vested or the replacement of this Option with other rights or property selected by the Administrator in its sole discretion;

               (ii) To provide that the Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in this Agreement;

               (iii) To provide that the Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

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               (iv) To make adjustments in the number and type of shares of
Common Stock (or other securities or property) subject to this Option and/or in the terms and conditions (including the exercise price), and the criteria included in the Option; and

               (v) To provide that immediately upon the consummation of such event, this Option shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, this Option shall be exercisable as to all Shares covered thereby, and the restrictions imposed under this Agreement upon some or all Shares may be terminated, notwithstanding anything to the contrary in this Agreement.

          (c) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume this Option or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(c)) for this Option. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume this Option or does not substitute similar stock awards for this Option, then (i) if Optionee's status as a Service Provider has not terminated prior to such event, the vesting of this Option (and, if applicable, the time during which this Option may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten
(10) days prior to the closing of the Acquisition (and the Option terminated if not exercised prior to the closing of such Acquisition), and (ii) if Optionee's status as a Service Provider not terminated prior to such event then this Option shall be terminated if not exercised prior to the closing of the Acquisition.

          (d) The existence of this Agreement and the Option shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     11. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     12. Term of Option. This Option may be exercised only within the term set out in Section 2 and may be exercised during such term only in accordance with the terms of this Agreement.

     13. Powers of the Administrator. The Administrator shall have the authority, in its discretion, to interpret this Option; to accelerate or defer (with the consent of Optionee) the exercise date of this Option; and to make all other determinations deemed necessary or advisable for the administration of this Option. Optionee hereby agrees to accept as binding, conclusive

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and final all decisions or interpretations of the Administrator upon any questions arising under this Option.

     14. Successors and Assigns. Subject to the provisions of Section 10 above, the Company may assign any of its rights under this Option to single or multiple assignees, and this Option shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Option shall be binding upon Optionee and his heirs, executors, administrators, successors and assigns.

     15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee.

     16. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     17. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Option.

     18. Entire Agreement; Governing Law; Severability. This Option and the exhibit hereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. Should any provision of this Option be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     19. Shareholder Approval Not Required. Rule 4350(i) promulgated by the National Association of Securities Dealers, Inc. ("NASD") generally requires shareholder approval for stock option plans or other equity compensation arrangements adopted by companies whose securities are listed on the Nasdaq Stock Market pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of such companies. NASD Rule 4350(i)(1)(A)(iv) provides an exception to this requirement for issuances of securities to a person not previously an employee or director of the issuer, or following a bona fide period of non-employment, as an inducement material to the individual's entering into employment with the issuer, provided such issuances are approved by either the issuer's compensation committee comprised of a majority of independent directors or a majority of the issuer's independent directors. The grant of this Option is made to the Optionee, who has not previously been an employee or director of the Company, as an inducement material to the Optionee's entering into employment with the Company, and this Option has been approved by the Company's compensation committee comprised of a majority of the Company's independent directors or a

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majority of the Company's independent directors. Accordingly, pursuant to NASD
Rule 4350(i)(1)(A)(iv), the issuance of this Option and the Shares issuable upon exercise of this Option are not subject to the approval of the Company's shareholders.

     20. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR PURCHASING SHARES HEREUNDER).

          OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

                            (Signature Page Follows)

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          By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms of this Agreement. Optionee has reviewed the Option, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                       CONCEPTUS, INC.

/s/ Ulric Cote III                              By: /s/ Gregory E. Lichtwardt
-------------------------                           -------------------------

Name: Ulric Cote III                            Name: Gregory E. Lichtwardt

Date: May 7, 2004                               Title: Executive Vice President

Residence Address:

         [Residence Address]
-----------------------------------

-----------------------------------
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                                    EXHIBIT A

                                 CONCEPTUS, INC.

                                 EXERCISE NOTICE

Conceptus, Inc.
1021 Howard Avenue

San Carlos, California 94070

Attention: Secretary

     1. Exercise of Option. Effective as of today, _____________, ____, the undersigned ("Purchaser") hereby elects to purchase _______ shares (the "Shares") of the Common Stock of Conceptus, Inc. (the "Company") under and pursuant to the Employment Commencement Nonstatutory Stock Option dated ________, 2004 (the "Option Agreement"). The purchase price for the Shares shall be $__________, as required by the Option Agreement.

     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

          Cash Exercise     _______ (Payment Attached)

          Same-Day Sale     _______ (Broker Paid)

          Sell-to-Cover     _______ (Broker Paid)

          Other             _______ (Please Specify: __________________)

     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

     4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to Purchaser as soon as practicable after the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 10 of the Option Agreement.

     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

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     6.   Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                                                Accepted by:

PURCHASER:                                                   CONCEPTUS, INC.

__________________________________________      By: ____________________________

Signature

Name: ____________________________________      Its: ___________________________

Address:                                        Address:

__________________________________________

__________________________________________

                                 Date Received:

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